SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

  Date of Report (Date of earliest event reported) JUNE 10, 1997 (MAY 23, 1997)

                          TELSCAPE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its Charter)

           TEXAS                   0-24622                   75-2433637
(State or other jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)            Identification No.)

4636 SOUTHWEST FREEWAY, SUITE 800, HOUSTON, TEXAS                77027
   (Address of principal executive offices)                   (Zip code)

Registrants telephone number, including area code (713)968-0968

      ____________________________________________________________
     (Former name of former address, if changed since last report.)
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ITEM 5. OTHER EVENTS

IN RE: THE ESTATE OF NINA JEAN OBEL, DECEASED ET AL V. TELSCAPE INTERNATIONAL, INC. ET AL

      Telscape International, Inc. ("Telscape") has entered into a compromise and settlement agreement ("Agreement") with respect to the above-referenced lawsuit ("Lawsuit") which was disclosed in the Company's 10-KSB and 10-QSB for the periods ended December 31, 1996 and March 31, 1997, respectively. Such filings are incorporated herein by reference. The Agreement is subject to court approval and dismissal of the case, which has been requested by all parties.

      On May 23, 1997, the Company agreed to repurchase all of the 83,359 shares of Telscape common stock owned by the Plaintiffs for total consideration of $425,000. The consideration was paid $125,000 in cash upon the execution of the Agreement and the balance is to be paid out over three years in six semi-annual payments of $50,000 each. The outstanding balance accrues simple interest at 6% per annum. In return for this consideration, the Plaintiffs have agreed to release Telscape and the other defendant from any and all claims in connection with the Lawsuit.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a) Not applicable

(b) Not applicable

(c) Exhibits

      10.1  Compromise and Settlement Agreement and related documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    TELSCAPE INTERNATIONAL, INC.
                                           (Registrant)

June 10, 1997                          /s/  TODD M. BINET
                                           Todd M. Binet
                               Principal Financial and Accounting Officer